Exhibit 10.1

TNS, INC.

EXECUTIVE SEVERANCE BENEFIT PLAN

1.                                      INTRODUCTION. This TNS, Inc. Executive Severance Benefit Plan (“Plan”) was approved by the Board of Directors of TNS, Inc. (“Parent”) on March 1, 2012 (“Effective Date”). Transaction Network Services, Inc. is a wholly-owned subsidiary of Parent (Parent and Transaction Network Services, Inc., collectively, are referred to as the “Company”).  The Plan provides for the payment of benefits to certain eligible employees of the Company who are subject to qualifying employment terminations. This document constitutes the Summary Plan Description for the Plan.

2.                                      EFFECT ON OTHER AGREEMENTS. This Plan shall supersede and replace both any severance pay or benefit plan, policy or practice that is or has been previously adopted or maintained by the Company, and any individual employment agreement entered into by the Company with a Participant, but only to the extent that such plan, policy, practice or individual employment agreement addresses the provision of severance pay or benefits under circumstances covered by this Plan.  For clarity, this Plan shall supersede any provisions contained in an employment agreement defining “cause,” “good reason” or the circumstances under which severance is paid upon termination of employment, including the specific benefits to be provided such as accelerated vesting of equity, continuation of benefit plans or insurance programs, provision of fringe benefits, and any tax gross ups or golden parachute payments. Any individual employment agreements executed after the Effective Date may provide severance pay and benefits in addition to, or different from, those set forth in this Plan, but only if such individual agreement specifically indicates that it is intended to supplement or change this Plan.  Any provisions of individual employment agreement that are not superseded by this Plan shall remain in effect in accordance with their terms, including but not limited to any provisions related to proprietary rights, non-competition, non-solicitation or confidentiality.

3.                                      DEFINITIONS. For purposes of the Plan, the following terms are defined as follows:

(a)                                 “Accrued Obligations” means (i) base salary earned by a Participant for service prior to the date of termination of employment but unpaid as of such termination date; (ii) any performance bonus earned by a Participant and approved by the Board or the Compensation Committee prior to the date of employment termination, but not yet paid as of the date of such termination; (iii) any unreimbursed business expenses incurred by a Participant prior to the date of termination from employment, payable in accordance with the Company’s standard expense reimbursement policies; (iv) any amounts payable to a Participant under any of the benefit plans of the Company in accordance with applicable law and the terms of those plans; and (v) any accrued but unpaid vacation or paid time off of a Participant, in accordance with the terms of the Company’s vacation plan or paid time off policies.

(b)                                 “Base Salary” means the Participant’s annual base salary as in effect during the last regularly scheduled payroll period immediately preceding the date of the Participant’s Qualifying Termination. Base Salary does not include bonuses, commissions, overtime, fringe benefits, car allowances, option grants, equity awards, other irregular payments, or any other compensation except base salary.

(c)                                  “Board” or “Board of Directors” means the board of directors of the Parent.

(d)                                 “Cause” shall mean: (i) a Participant’s commission of a felony, or any crime involving moral turpitude; (ii) any act or omission of a Participant involving dishonesty or fraud with respect to the Company or any of its affiliates or any of their customers or suppliers; (iii) substantial failure on the part of a Participant in his performance of the duties of the office held by him as reasonably directed by the Participant’s superiors and/or the Board (other than such failure resulting from the Participant’s incapacity due to physical or mental illness), after notice to the Participant of such failure and a reasonable opportunity to cure within thirty (30) days after Participant’s receipt of such notice; (iv) gross negligence or willful misconduct by a Participant with respect to the Company or any of its affiliates, including, without limitation, disparagement that adversely affects the reputation of the Company or any of its affiliates; or (v) material breach by a Participant of any written agreement between the Participant and the Company or any of its affiliates, including but not limited to agreements with respect to non-competition, non-solicitation, confidentiality and proprietary rights.

The Company must provide written notice to a Participant of its intent to terminate his or her employment for Cause reasonably in advance of the date of termination.  In the case of a Tier I Executive, the Executive must be afforded an opportunity to appear before the Board (or such members of the Board as is administratively practicable to meet with) in person and with legal counsel if the Participant so elects during the thirty-day period after the Company provides such notice in order to present any facts or information related to the Board’s decision to terminate the Executive’s employment.  Any notice of termination subsequently provided by the Board must indicate that a majority of the Board has determined in good faith that Cause exists.

(e)                                  “Change in Control” shall be deemed to have occurred if (i) any person or group (as such terms are used in section 13(d) and 14(d) of the Exchange Act) is or becomes beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Parent representing thirty percent (30%) or more of the combined voting power of the Parent’s then outstanding securities; or (ii) during any period of two consecutive years, the following persons (the “Continuing Directors”) cease for any reason to constitute a majority of the Board: individuals who at the beginning of such period constitute the Board and new directors each of whose election to the Board or nomination for election to the Board by the Parent’s security holders was approved by a vote of at least two thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or (iii) the consummation of a merger or consolidation of the Parent with or into any other corporation, other than a merger or consolidation that would result in the persons who own the voting securities of the Parent outstanding immediately before the merger or consolidation continuing to own a majority of the voting securities of the Parent or of such surviving entity outstanding immediately after such merger or consolidation (either by such voting securities remaining outstanding or by being converted into voting securities of such surviving entity); or (iv) the security holders of Parent approve a plan of complete liquidation of Parent or an agreement for the sale or disposition by

Parent of all or substantially all of its assets. Notwithstanding the above, a Change in Control shall only be deemed to have occurred under this Plan in the case of an event or transaction that also qualifies as a “change in control event” under Treasury Regulation Section 1.409A-3(i)(5).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because the level of ownership held by any person (“Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Parent reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Parent, and after such share acquisition, the Subject Person becomes the owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur.

(f)                                   “Code” means the Internal Revenue Code of 1986, as amended.

(g)                                 “Compensation Committee” means the Compensation Committee of the Board of Directors.

(h)                                 “Disability” means a physical or mental impairment that substantially limits a major life activity and that precludes a Participant from performing all of the essential functions of his position, with or without reasonable accommodation, as such applicable terms are defined by the federal Americans with Disabilities Act, as it may be amended from time to time.

(i)                                    “Eligible Bonus” means, with respect to a Participant, the average of the annual performance bonuses received by the Participant from the Company for the three (3) calendar years ending immediately before or coincident with the effective date of the Change in Control (or such lesser number of calendar years that the Participant was employed by the Company during the relevant period). For clarity, if a Participant was eligible but did not receive a performance bonus for a particular year, a bonus of zero for such year will be taken into account.  If a Participant was not eligible for a performance bonus in any year under consideration, that year will not be included in the calculation.  If the Participant was hired in the year of a Qualifying Termination (and has not received a performance bonus), his Eligible Bonus will be equal to his target annual bonus opportunity.

(j)                                    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(k)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)                                    “Involuntary Termination Without Cause” means a Participant’s involuntary termination of employment by the Company for a reason other than death, Disability, or Cause.

(m)                             “Participant” means each individual who (i) is employed by the Company as a Tier I Executive or Tier II Executive, and (ii) has received a Participation Notice from and executed and returned the Participation Notice to the Company.

(n)                                 “Participation Notice” means the latest notice delivered by the Company to a Participant informing the employee that the employee is eligible to participate in the Plan, substantially in the form of EXHIBIT A to the Plan.

(o)                                 Plan Administrator” means the Board or any committee of the Board duly authorized by the Board to administer the Plan. The Plan Administrator may, but is not required to be, the Compensation Committee. The Board may at any time administer the Plan, in whole or in part, notwithstanding that the Board has previously appointed a committee to act as the Plan Administrator.

(p)                                 “Protection Period” means the period ending twenty-four (24) months after the effective date of a Change in Control, or the six-month period before the intended effective date of a Change in Control if, during such six-month period, Participant’s employment with the Company terminates and it is reasonably demonstrated that such termination was at the request of a third party who had taken steps reasonably calculated or intended to effect a Change in Control within six months of the date of termination or the termination otherwise arose in connection with or anticipation of a Change in Control during such six-month period.

(q)                                 Qualifying Termination” means either (i) an Involuntary Termination Without Cause, or (ii) a Voluntary Resignation for Good Reason. Termination of employment of a Participant due to death or Disability will not constitute a Qualifying Termination.

(r)                                  “Separation from Service” means a “separation from service” within the meaning of Treasury Regulations Section 1.409A-1(h), without regard to any permissible alternative definition of “termination of employment” under such Regulations.

(s)                                   “Severance Period” means two (2) years in the case of a Tier I Executive, and one (1) year in the case of a Tier II Executive.

(t)                                    “Tier I Executive” means the individuals holding the titles of the Company’s Chief Executive Officer and President/Chief Operating Officer.

(u)                                 “Tier II Executive” means any executive officer of the Company who has been designated by the Board to participate in the Plan as a Tier II Executive.

(v)                                 “Voluntary Resignation for Good Reason” means the voluntary termination of employment with the Company by the Participant after one of the following events or actions is undertaken without the Participant’s written consent:

(i)                                    If the Participant’s resignation occurs during the Protection Period:

(1)                                 the assignment of any duties inconsistent in any respect with the Participant’s position (including status, offices, titles and reporting requirements, authority, duties or responsibilities) or any other action that results in a diminution in the Participant’s position, authority, duties, or responsibilities, excluding for this purposes an isolated, insubstantial, and inadvertent action that is not taken in bad faith and is remedied by the Company promptly after receipt of notice given by the Participant;

(2)                                 a reduction in a Participant’s base salary in effect on the effective date of the Change in Control but without taking into account any reduction in base salary in the six-month period before the Change in Control occurs, except for a reduction in base salary that is applicable to all similarly situated employees of the Company and applied consistently among all such affected employees including the Participant;

(3)                                 a non-temporary relocation of a Participant’s principal business office to a location that increases the Participant’s one way commute by more than twenty-five (25) miles from the primary location at which the Participant performs duties as of immediately prior to the date of such action;

(4)                                 failure to maintain a tax-qualified retirement, pension or savings plan or any life insurance, health, dental or disability or other insurance plan (“Benefit Plans”) providing benefits at least as beneficial in the aggregate as the benefits provided by those Benefit Plans in which a Participant participated immediately prior to the Protection Period, or any action that would adversely affect a Participant’s participation in, or reduce Participant’s benefit opportunity under, any such Benefit Plans (provided, however, that benefit reductions under any tax-qualified retirement, pension or savings plan or any life insurance, health, dental or disability or other insurance plan that are de minimis, or that are required by law, will not result in Good Reason for termination); or

(5)                                 any acquirer, successor or assignee of the Company fails to assume in writing within five (5) business days after the date such person becomes an acquirer, successor or assignee, or fails to perform in all material respects, the obligations of the Company under this Plan.

(ii)                                If Participant’s resignation occurs anytime other than during the Protection Period:

(1)                                 the Company relocates its general and administrative offices of a Participant’s place of employment to an area other than the Washington, D.C. Standard Metropolitan Statistical Area;

(2)                                 the Participant is assigned duties substantially inconsistent with the responsibilities of his position or a substantial adverse alteration is made to the nature or status of such responsibilities;

(3)                                 the Participant’s job title is diminished;

(4)                                 a reduction in the Participant’s base salary; or

(5)                                 A material reduction in retirement, health insurance and life insurance benefits provided to the Participant in the aggregate, other than in connection with a reduction in benefits generally applicable to senior executives of the Company.

Transferring a Participant’s employment to a successor in connection with a merger, consolidation, sale of assets or business combination involving the Company or an affiliate of the

Company or any similar corporate transaction is not itself Good Reason to terminate employment under this Plan, provided, however, that subparagraphs (v)(i) and (v)(ii) above will continue to apply to a Participant’s employment by the successor.

An event or action by the Company will not give the Participant grounds to voluntarily resign for Good Reason unless (A) the Participant gives the Company written notice within 30 days after the initial existence of the event or action that the event or action by the Company would give the Participant grounds to so terminate employment; (B) the event or action is not reversed, remedied, or cured, as the case may be, by the Company as soon as possible but in no event later than within 30 days of receiving written notice from the Participant; and (C) the Participant terminates employment within 90 days after the initial occurrence of the event or action.

4.                                      ELIGIBILITY FOR BENEFITS.

(a)                                 Eligibility. Subject to Sections 4(b) and 4(c) and the other terms of the Plan, Tier I Executives and Tier II Executives are Participants in the Plan and are eligible to receive the benefits set forth in Section 5.

(b)                                 Exceptions to Benefits. A Participant will not receive benefits under the Plan in the following circumstances, as determined by the Plan Administrator, in its sole discretion:

(i)                                    The Participant’s employment terminates for any reason other than as a result of a Qualifying Termination.

(ii)                                The Participant has not entered into the Company’s standard form of Confidentiality, Inventions and Non-Competition Agreement or any similar or successor document, if requested to do so by the Company.

(iii)                            The Participant has failed to execute the Release (as defined and described in Section 6) within the time period specified in the applicable Release.

(iv)                             The Participant has failed to return all Company Property.  For this purpose, “Company Property” means all paper and electronic Company documents (and all copies thereof) created and/or received by the Participant during his or her period of employment with the Company and other Company materials and property that the Participant has in his or her possession or control, including, without limitation, Company files, notes, drawings records, plans, forecasts, reports, studies, analyses, proposals, agreements, financial information, research and development information, sales and marketing information, operational and personnel information, specifications, code, software, databases, computer-recorded information, tangible property and equipment (including, without limitation, leased vehicles, computers, computer equipment, software programs, facsimile machines, mobile telephones, servers), credit and calling cards, entry cards, identification badges and keys, and any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof, in whole or in part). As a condition to receiving benefits under the Plan, a Participant must not make or retain copies, reproductions or summaries of any such Company documents, materials or property. However, a Participant is not required to return his or her personal copies of documents evidencing the Participant’s hire, termination, compensation, benefits and stock options and any other documentation received as a stockholder of the Company.

(c)                                  Termination of Benefits. A Participant’s right to receive benefits under the Plan will terminate immediately if, at any time prior to or during the period for which the Participant is receiving benefits under the Plan, the Participant, without the prior written approval of the Plan Administrator:

(i)                                    willfully breaches any material provision of any non-competition, proprietary rights or confidentiality agreement or provisions set forth in individual employment agreements or otherwise;

(ii)                                encourages or solicits any of the Company’s then current employees to leave the Company’s employ for any reason or interferes in any other manner with employment relationships at the time existing between the Company and its then current employees; or

(iii)                            induces any of the Company’s then current clients, customers, suppliers, vendors, distributors, licensors, licensees, or other third party to terminate their existing business relationship with the Company or interferes in any other manner with any existing business relationship between the Company and any then current client, customer, supplier, vendor, distributor, licensor, licensee, or other third party.

5.                                      SEVERANCE PAY AND BENEFITS.

(a)                                 Amount of Benefits.  Upon a Qualifying Termination, Participants will receive the severance pay and benefits described in the appropriate Benefit Schedule (attached to the Plan) applicable to the Participant based on his/her designation as a Tier I Executive or a Tier II Executive. In the event that the Participant holds one or more job titles for which different benefits are provided under the Plan, the Participant shall be eligible to receive benefits under the schedule with the more valuable set of benefits.

(b)                                 Reduction of Benefit Amounts. Notwithstanding any contrary provision of the Plan, the amount of benefits provided to a Participant may be reduced in certain circumstances:

(i)                                    Statutory Obligations to Pay Severance or Salary Continuation. The Plan Administrator will reduce a Participant’s benefits under the Plan by any other statutory severance obligations, obligations for pay in lieu of notice, and any other similar benefits payable to the Participant by the Company (or any successor thereto) that are due in connection with the Participant’s Qualifying Termination and that are in the same form as the benefits provided under the Plan. Without limitation, this reduction includes a reduction for any benefits required pursuant to any applicable legal requirement, including, without limitation, the Worker Adjustment and Retraining Notification Act (the “WARN Act”).

(ii)                                Indebtedness of Participants. If a Participant is indebted to the Company on the effective date of his or her Qualifying Termination, the Company reserves the right to offset the payment of any severance benefits under the Plan by the amount of such indebtedness.

Such offset will be made in accordance with all applicable laws. The Participant’s execution of the Participation Notice constitutes knowing written consent to the foregoing.

(iii)                            Mitigation. Except as otherwise specifically provided in the Plan, a Participant will not be required to mitigate damages or the amount of any payment provided under the Plan by seeking other employment or otherwise, nor will the amount of any payment provided for under the Plan be reduced by any compensation earned by a Participant as a result of employment by another employer or any retirement benefits received by such Participant after the date of the Participant’s termination of employment with the Company.

6.                                      REQUIREMENT TO EXECUTE RELEASE. To be eligible to receive any benefits under the Plan that are triggered by a Qualifying Termination, a Participant must execute, in connection with the Participant’s Qualifying Termination, a general waiver and release in substantially the form attached hereto as EXHIBIT B, EXHIBIT C, or EXHIBIT D, as appropriate (the “Release”), by the date specified in the applicable Release and such release must become effective in accordance with its terms and no longer subject to revocation by no later than the 60th day following the date of the Qualifying Termination. With respect to any outstanding stock option or stock appreciation right held by the Participant that is subject to acceleration under the Plan, the vesting of such option or stock appreciation right will not accelerate and it may not be exercised until the Release becomes effective. The Plan Administrator, in its sole discretion, may modify the form of the required Release only as necessary to comply with applicable law, and any such Release may be incorporated into a termination agreement or other agreement with the Participant.

7.                                      TAX MATTERS.

(a)                                 Application of Code Section 409A. If any payment or benefit that is to be made under this Plan upon termination of a Participant’s employment is “deferred compensation” under Section 409A of the Code and not otherwise exempt from Section 409A, then such payments will only be made or provided if the Participant’s termination of employment also qualifies as a Separation from Service if require to comply with Section 409A of the Code.  It is intended that all of the benefits provided under the Plan satisfy, to the greatest extent possible, the exemptions from the application of Section 409A of the Code and the regulations and other guidance thereunder and any state law of similar effect (collectively, “Section 409A”) provided under Treasury Regulations Sections 1.409A-1(b)(4) and 1.409A-1(b)(9), and the Plan will be construed to the greatest extent possible as consistent with those provisions. To the extent not so exempt, the Plan (and any definitions in the Plan) will be construed in a manner that complies with Section 409A, and incorporates by reference all required definitions and payment terms. For purposes of Section 409A (including, without limitation, for purposes of Treasury Regulations Section 1.409A-2(b)(2)(iii)), a Participant’s right to receive any installment payments under the Plan will be treated as a right to receive a series of separate payments and, accordingly, each installment payment under the Plan will at all times be considered a separate and distinct payment. If the Plan Administrator determines that any of the payments upon a Separation from Service provided under the Plan constitute “deferred compensation” under Section 409A and if the Participant is a “specified employee” of the Company, as such term is defined in Section 409A(a)(2)(B)(i), at the time of his or her Separation from Service, then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A, the timing of the payments upon a Separation from Service will be delayed as follows: on the earlier to occur of (i) the date that is six months and one day after the effective date of the Participant’s Separation from Service, and (ii) the date of the Participant’s death (such earlier date, the “Delayed Initial Payment Date”), the Company will (A) pay to the Participant a lump sum amount equal to the sum of the payments upon Separation from Service that the Participant would otherwise have received through the Delayed Initial Payment Date if the commencement of the payments had not been delayed pursuant to this Section 7(a), and (B) commence paying the balance of the payments in accordance with the applicable payment schedules set forth above. No interest will be due on any amounts so deferred. If Section 409A is not applicable by law to a Participant, the Company will determine whether any similar law in the Participant’s jurisdiction applies and should be taken into account.

(b)                                 Withholding. All payments under the Plan will be subject to all applicable withholding obligations of the Company, including, without limitation, obligations to withhold for federal, state, provincial, foreign and local income and employment taxes.

(c)                                  Tax Advice. By becoming a Participant in the Plan, Participant agrees to review with Participant’s own tax advisors the federal, state, provincial, local, and foreign tax consequences of participation in the Plan. Participant will rely solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) will be responsible for his or her own tax liability that may arise as a result of becoming a Participant in the Plan.

8.                                      RIGHT TO INTERPRET PLAN; AMENDMENT AND TERMINATION.

(a)                                 Exclusive Discretion. The Plan Administrator will have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, without limitation, an individual’s initial eligibility to participate in the Plan, the amount of benefits paid under the Plan and any adjustments that need to be made in accordance with the laws applicable to a Participant. The rules, interpretations, computations and other actions of the Plan Administrator will be binding and conclusive on all persons.

(b)                                 Amendment. The Company reserves the right to amend the Plan or the benefits provided hereunder at any time solely to address provision(s) of the Plan inconsistent with the published guidelines or recommendations of the shareholder advisory organizations, Institutional Shareholder Services, Inc., Glass Lewis & Co. or their successors and assigns. The Company will notify Participants of any amendment to the Plan through a Participation Notice issued pursuant to the Plan; provided, however, that no such amendment that reduces benefits will be effective until one (1) year after the date the Company provides written notice to the Participants, unless a Participant consents in writing to an earlier effective date. Any action amending the Plan or any Participation Notice will be in writing and executed by a duly authorized officer of the Company.

9.                                      NO IMPLIED EMPLOYMENT CONTRACT. The Plan will not be deemed (i) to give any employee or other person any right to be retained in the employ of the Company, or (ii) to interfere with the right of the Company to discharge any employee or other person at any time, with or without cause, which right is hereby reserved.

10.                               LEGAL CONSTRUCTION. The Plan will be governed by and construed under the laws of the Commonwealth of Virginia (without regard to principles of conflict of laws), except to the extent preempted by ERISA.

11.                               CLAIMS, INQUIRIES AND APPEALS.  Any application, claim or inquiry regarding benefits under this Plan will be subject to an internal claims review and appeal process, in accordance with the terms of Exhibit E to the Plan.

12.                               ARBITRATION.  Subject to the requirements of exhaust the internal claims review process set forth in Exhibit E to this Plan, any legal action concerning the application, interpretation or enforcement of the Plan, or the benefits hereunder shall be resolved exclusively by final and binding arbitration before a single arbitrator in accordance with the Employment Rules of the American Arbitration Association then in effect.  The arbitration shall be held in Washington, D.C. and the arbitrator shall have the authority to permit the parties to engage in reasonable pre-hearing discovery.  In any litigation or arbitration to enforce this Agreement, the prevailing party will be awarded reasonable attorneys’ fees and costs.  Each party knowingly and voluntarily waives its right to a trial by jury with respect to disputes that are covered by this Section 12.

13.                               BASIS OF PAYMENTS TO AND FROM PLAN. All benefits under the Plan will be paid by the Company. The Plan will be unfunded, and benefits hereunder will be paid only from the general assets of the Company.

14.                               GENERAL PROVISIONS.

(a)                                 Notices. Any notice, demand or request required or permitted to be given by either the Company or a Participant pursuant to the terms of the Plan will be in writing and will be deemed given when delivered personally, when received electronically (including email addressed to the Participant’s Company email account and to the Company email account of the Company’s General Counsel), or deposited in the U.S. Mail, First Class with postage prepaid, and addressed to the parties, in the case of the Company, at the address set forth in Exhibit E, in the case of a Participant, at the address as set forth in the Company’s employment file maintained for the Participant as previously furnished by the Participant or such other address as a party may request by notifying the other in writing.

(b)                                 Transfer and Assignment. The rights and obligations of a Participant under the Plan may not be transferred or assigned without the prior written consent of the Company. The Plan will be binding upon any surviving entity resulting from a Change in Control and upon any other person who is a successor by merger, acquisition, consolidation or otherwise to the business formerly carried on by the Company without regard to whether or not such person or entity actively assumes the obligations hereunder.

(c)                                  Waiver. Any party’s failure to enforce any provision or provisions of the Plan will not in any way be construed as a waiver of any such provision or provisions, nor prevent any party from thereafter enforcing each and every other provision of the Plan. The rights granted to the parties herein are cumulative and will not constitute a waiver of any party’s right to assert all other legal remedies available to it under the circumstances.

(d)                                 Severability. Should any provision of the Plan be declared or determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired.

(e)                                  Section Headings. Section headings in the Plan are included only for convenience of reference and will not be considered part of the Plan for any other purpose.

15.                               EXECUTION. To record the adoption of the Plan as set forth herein, the Company has caused its duly authorized officer to execute the same as of the Effective Date.

TNS, INC.:

/s/ James T. McLaughlin
(Signature)

By:	James T. McLaughlin

Title:	Executive Vice President, General Counsel & Secretary

BENEFIT SCHEDULE

FOR THE

TNS, INC.

EXECUTIVE SEVERANCE BENEFIT PLAN

TERMINATION OUTSIDE OF THE PROTECTION PERIOD

Severance benefits provided to Tier I Executives and Tier II Executives are as follows:

Severance Benefits.  Subject to the exceptions set forth in Sections 4(b) and 4(c) of the Plan, each Participant who incurs a Qualifying Termination that occurs outside of the Protection Period and who meets all of the requirements set forth in the Plan, including, without limitation, executing and letting become effective a general waiver and release in substantially the form attached to the Plan as Exhibit B, Exhibit C or Exhibit D, as applicable, within the applicable time period set forth therein, shall receive severance benefits as set forth in this Benefit Schedule.

(a)                                  Accrued Obligations.  The Company will pay the Participant all Accrued Obligations by no later than ten (10) days after the date of termination, or earlier if required by applicable law (or, in the case of amounts subject to the terms of any benefit plans, in accordance with the terms of such benefit plans).  Notwithstanding anything to the contrary in this Plan, the Participant is not required to execute a Release in order to receive any Accrued Obligations.

(b)                                  Pro-Rata Annual Bonus. The Company will pay a pro rata portion of the annual performance bonus that the Participant otherwise would have received for the year in which his termination from employment occurs had he not been terminated and based on actual achievement of the performance goals for the year (where the pro rata amount is calculated based on the number of days worked by the Participant during the year as compared to the total number of days in the year).  This pro rata bonus shall be paid in a lump sum on the date that senior executives of the Company are paid their performance bonuses.

(c)                                  Cash Severance.  The Company will pay the Participant’s Base Salary in effect immediately before the date of the Participant’s termination from employment, for a period of time equal to the Severance Period.  Payments will be made in equal installments on the Company’s regular payroll schedule over the Severance Period, provided, however, that no payments will be made prior to the 60th day after the date of the Participant’s termination from employment.  On the 60th day following the termination date, the Company will pay to the Participant, through a lump sum cash payment, the Base Salary continuation amounts that he would have received on or prior to such date under the original schedule but for the delay while waiting for the 60th day to ensure the effectiveness of the Release, with the balance of the salary continuation payments being paid as originally scheduled.

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(d)                                  Health Care Continuation. If the Participant makes a timely and accurate election for continuation coverage pursuant to COBRA (or any state law of similar effect) under the Company’s group health, dental, or vision plans, the Company shall pay directly to the provider the applicable premiums (inclusive of premiums for the Participant’s covered dependents) for such continued health, dental, or vision plan coverage (as in effect immediately prior to the Date of Termination) for the Severance Period or such earlier date the Participant and his dependents cease to be eligible for COBRA coverage.  The Participant must notify the Company immediately if the Participant becomes covered under a health, dental, or vision insurance plan of a subsequent employer.  Notwithstanding the foregoing, if the Company determines, in its sole discretion, that it cannot provide the foregoing COBRA benefit without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company instead shall provide to the Participant a taxable monthly payment in an amount equal to the monthly COBRA premium that the Participant would be required to pay to continue coverage under the foregoing group health plans, which payments shall be made regardless of whether the Participant elects COBRA continuation coverage.  The first payment under this paragraph shall commence on the 60th day following the date of the Participant’s termination from employment (with the initial payment including amounts that otherwise would have been paid were it not for the delay required to ensure the effectiveness of the Release), and shall end on the earlier of (i) the date the Participant obtains other employment or (ii) the last day of the Severance Period.

(e)                                  Continuation of Life Insurance Benefits. Provided that the Participant converts his coverage under the Company’s group life insurance policy into individual coverage, the Company shall pay directly to the insurance provider the same percentage of the cost of such premiums for such life insurance coverage that the Company paid prior to the Qualifying Termination.  The Participant shall be entitled to payment of such premiums for the Severance Period (or such lesser period as the Participant wishes to continue such individual policy), but in no event shall such premium payments be made following the effective date of the Participant’s coverage by a life insurance plan or policy of a subsequent employer.  The Participant shall be required to notify the Company in writing immediately if Executive becomes eligible for a life insurance plan or policy of a subsequent employer.  The first payment under this paragraph shall commence on the 60th day following the date of the Participant’s termination from employment (and if the Participant has been required to pay the carrier for any premiums before the 60th day in order to commence coverage, some or all of the initial payment will be made to the Participant as reimbursement for those premiums).  Subsequent payments will occur monthly on the due date for such premiums established by the carrier.  These payments shall end on the earlier of (i) the date the Participant becomes covered by a life insurance plan or policy of another employer or no longer wishes to have this life insurance coverage, or (ii) the last day of the Severance Period.

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(f)                                    Accelerated Vesting. With respect to compensatory equity awards (including, without limitation, stock options, stock appreciation rights, restricted stock and restricted stock units) that are granted to a Participant (the “Stock Awards”), the vesting of all such Stock Awards (and, with respect to an option or stock appreciation right, the time when the Stock Awards may be exercised) will be 100% accelerated.

(g)                                 Tax Gross Up of Health and Life Insurance Payments.  The Company will provide an additional payment to the Participant in an amount equal to the local, state and federal income and employment taxes that the Participant incurs (computed at the top marginal tax rate) with respect to the amounts paid by the Company for health and life insurance premiums under subsections (d) and (e) above (which amount will not include any additional payments to satisfy any income or employment tax obligations resulting from the gross-up payment itself).  The Company will pay the gross up amount by no later than the date that the Participant is obligated to remit the income and employment taxes related to these benefits to the applicable taxing authorities.

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BENEFIT SCHEDULE

FOR THE

TNS, INC.

EXECUTIVE SEVERANCE BENEFIT PLAN

TERMINATION DURING PROTECTION PERIOD

Severance benefits provided to Tier I Executives and Tier II Executives are as follows:

Severance Benefits.  Subject to the exceptions set forth in Sections 4(b) and 4(c) of the Plan, each Participant who incurs a Qualifying Termination that occurs during the Protection Period and who meets all of the requirements set forth in the Plan, including, without limitation, executing and letting become effective a general waiver and release in substantially the form attached to the Plan as Exhibit B, Exhibit C or Exhibit D, as applicable, within the applicable time period set forth therein, shall receive severance benefits as set forth in this Benefit Schedule.

(a)                                  Accrued Obligations.  The Company will pay the Participant all Accrued Obligations by no later than ten (10) days after the date of termination, or earlier if required by applicable law (or, in the case of amounts subject to the terms of any benefit plans, in accordance with the terms of such benefit plans).  Notwithstanding anything to the contrary in this Plan, the Participant is not required to execute a Release in order to receive any Accrued Obligations.

(b)                                  Pro-Rata Annual Bonus. The Company will pay a pro rata portion of the annual performance bonus that the Participant otherwise would have received for the year in which his termination from employment occurs had he not been terminated and based on actual achievement of the performance goals for the year (where the pro rata amount is calculated based on the number of days worked by the Participant during the year as compared to the total number of days in the year).  This pro rata bonus shall be paid in a lump sum on the date that senior executives of the Company are paid their performance bonuses.

(c)                                  Cash Severance.  The Company shall make a payment of cash severance to the Participant in an amount determined as follows:

Category at Termination	Amount
Tier I Executive	2.0 x (Base Salary + Eligible Bonus)
Tier II Executive	1.5 x (Base Salary + Eligible Bonus)

In the case of a Qualifying Termination occurring after a Change in Control, this cash severance will be paid to the Participant, through a lump sum cash payment, on the 60th day

1

after the Qualifying Termination.  In the case of a Qualifying Termination occurring before a Change in Control, the cash severance will be paid in equal installments on the Company’s regular payroll schedule over the Severance Period with the first payment made on the 60th day after the date of the Participant’s termination from employment (such initial payment to include include a catch-up amount for installments that the Participant would have received prior to the 60th day after the date of termination under the Company’s regular payroll schedule but for the delay under this clause), and the balance of the salary continuation payments being paid as originally scheduled.  Notwithstanding the above, if any installments of severance pay have not been paid upon the effective date of the Change in Control, the remaining balance of severance pay will be accelerated and paid in a lump-sum on the the effective date of the Change in Control, or on the last day of the 60-day period after the date of termination, if later.

(d)                                  Health Care Continuation. If the Participant makes a timely and accurate election for continuation coverage pursuant to COBRA (or any state law of similar effect) under the Company’s group health, dental, or vision plans, the Company shall pay directly to the provider the applicable premiums (inclusive of premiums for the Participant’s covered dependents) for such continued health, dental, or vision plan coverage (as in effect immediately prior to the Date of Termination) for the Severance Period or such earlier date the Participant and his dependents cease to be eligible for COBRA coverage.  The Participant must notify the Company immediately if the Participant becomes covered under a health, dental, or vision insurance plan of a subsequent employer.  Notwithstanding the foregoing, if the Company determines, in its sole discretion, that it cannot provide the foregoing COBRA benefit without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company instead shall provide to the Participant a taxable monthly payment in an amount equal to the monthly COBRA premium that the Participant would be required to pay to continue coverage under the foregoing group health plans, which payments shall be made regardless of whether the Participant elects COBRA continuation coverage.  The first payment under this paragraph shall commence on the 60th day following the date of the Participant’s termination from employment (with the initial payment including amounts that otherwise would have been paid were it not for the delay required to ensure the effectiveness of the Release), and shall end on the earlier of (i) the date the Participant obtains other employment or (ii) the last day of the Severance Period.

(e)                                  Continuation of Life Insurance Benefits. Provided that the Participant converts his coverage under the Company’s group life insurance policy into individual coverage, the Company shall pay directly to the provider the same percentage of the cost of such premiums for such life insurance coverage that the Company paid prior to the Qualifying Termination.  The Participant shall be entitled to payment of such premiums for the Severance Period (or such lesser period as the Participant wishes to continue such individual policy), but in no event shall such premium payments be made following the effective date of the Participant’s coverage by a life insurance plan or policy of a subsequent employer.  The Participant shall be required to notify the Company in writing immediately if Executive becomes covered by a life insurance plan or policy of a subsequent

2

employer.  The first payment under this paragraph shall commence on the 60th day following the date of the Participant’s termination from employment (and if the Participant has been required to pay the carrier for any premiums before the 60th day in order to commence coverage, some or all of the initial payment will be made to the Participant as reimbursement for those premiums).  Subsequent payments will occur monthly on the due date for such premiums established by the carrier.  These payments shall end on the earlier of (i) the date the Participant becomes covered by a life insurance plan or policy of another employer or no longer wishes to have this life insurance coverage, or (ii) the last day of the Severance Period.

(f)                                    Accelerated Vesting. With respect to compensatory equity awards (including, without limitation, stock options, stock appreciation rights, restricted stock and restricted stock units) that are granted to a Participant (the “Stock Awards”), the vesting of all such Stock Awards (and, with respect to an option or stock appreciation right, the time when the Stock Awards may be exercised) will be 100% accelerated.

(g)                                 Accelerated Vesting of Certain Non-qualified Compensation.  With respect to any supplemental retirement, excess benefit plan, or other non-qualified deferred compensation plan or program in which the Participant is eligible for benefits, the vesting of any accrued benefits under such plans will be accelerated in full (provided that such acceleration of vesting can occur in compliance with Section 409A of the Code and provided that payment of the non-qualified deferred compensation will occur in accordance with the provisions of the applicable plan or arrangement).

(h)                                 Cash Out of Certain Equity Awards.  In the case of any Tier I and Tier II Executive who holds an outstanding stock option or stock appreciation right under the Company’s equity compensation plans at the time of the Qualifying Termination, the Company will offer an election to the Participant at the time of the Qualifying Termination, under which the Participant may elect to receive a cash-out of any stock options or stock appreciation rights, through a lump sum cash payment to the Participant, in an amount equal to the “Spread Value” of the portion of any options or stock appreciation rights that the Participant elects to surrender or cancel in exchange for the cash payment hereunder.  The Spread Value is the product of (A) the number of shares of the Company’s Common Stock subject to the portion of the option or stock appreciation right that is being cancelled or surrendered, multiplied by (B) the positive difference between the fair market value per share of such Common Stock being surrendered or cancelled and the per share exercise price or base price of the option or stock appreciation right.  For this purpose, the “fair market value” is the closing price of the Common Stock on the date of the Participant’s termination from employment.  To be eligible for this payment, the Participant must notify the Company of the number of shares subject to each option or stock appreciation right that he intends to surrender for payment by no later than twenty nine (29) days after a Qualifying Termination, and the payment will be made on the 60th day after such Qualifying

3

Termination. The portion of any stock options or stock appreciation rights that are cashed out in this manner will be cancelled and terminated in exchange for the cash payment.  Notwitstanding the above, the following election will not be provided with respect to incentive stock options under Section 422 of the Code.

(i)                                    Section 280G Parachute Provisions. If any payment or benefit the Participant would receive in connection with a Change in Control from the Company or otherwise (a “Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be equal to the Reduced Amount. The “Reduced Amount” will be either (A) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax, or (B) the largest portion, up to and including the total, of the Payment, whichever amount ((A) or (B)), after taking into account all applicable federal, state, provincial, foreign, and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Participant’s receipt, on an after-tax basis, of the greatest economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, then any reduction of Payments required by such provision will occur in a manner necessary to provide the Participant with the greatest post-reduction economic benefit.  If more than one manner of reduction of Payments necessary to arrive at the Reduced Amount yields the greatest economic benefit to the Participant, the Payments shall be reduced pro rata.  If a specific order of reduction is required for Section 409A, then the reduction in the Payments shall occur in the following order: (a) reduction of cash payments; (b) cancellation of accelerated vesting of equity awards other than stock options; (c) cancellation of accelerated vesting of stock options; and (d) reduction of other benefits paid to Participant.  Within any such category of payments and benefits (that is, (a), (b), (c) or (d)), a reduction shall occur first with respect to amounts that are not “deferred compensation” within the meaning of Section 409A and then with respect to amounts that are.

(j)                                     Tax Gross Up of Health and Life Insurance Payments.  The Company will provide an additional payment to the Participant in an amount equal to the local, state and federal income and employment taxes that the Participant incurs (computed at the top marginal tax rate) with respect to the amounts paid by the Company for health and life insurance premiums under subsections (d) and (e) above (which amount will not include any payments to satisfy any income or employment tax obligations resulting from the gross-up payment itself).  The Company will pay the gross up amount by no later than the date that the Participant is obligated to remit the income and employment taxes related to these benefits to the applicable taxing authorities.

For clarity, if a Participant has received, or is receiving, severance benefits under this Benefit Schedule as a result of a Qualifying Termination occurring during the Protection Period

4

where the Participant’s termination from employment occurred before the consummation of a Change in Control, but then the anticipated Change in Control is not consummated within six months of the effective date of Executive’s termination from employment, the Executive will still receive the severance pay and benefits under this Schedule.

5

EXHIBIT A

TRANSACTION NETWORK SERVICES, INC.

EXECUTIVE SEVERANCE BENEFIT PLAN

PARTICIPATION NOTICE

To:

Date:

Transaction Network, Inc. (the “Company”) has adopted the Transaction Network Services, Inc. Executive Severance Benefit Plan (the “Plan”). The Company is providing you this Participation Notice to inform you that you have been designated as a Participant in the Plan. A copy of the Plan document is attached to this Participation Notice. The terms and conditions of your participation in the Plan are as set forth in the Plan and this Participation Notice, which together constitute the Summary Plan Description for the Plan.

By accepting participation, you represent that you have either consulted your personal tax or financial planning advisor about the tax consequences of your participation in the Plan, or you have knowingly declined to do so.

You are designated as a [Tier I Executive][Tier II Executive] for purposes of this Plan.

Please return to the Company’s General Counsel a copy of this Participation Notice signed by you and retain a copy of this Participation Notice, along with the Plan document, for your records.

TRANSACTION NETWORK SERVICES, INC.:

(Signature)

By:

Title:

A-1

EXHIBIT B

RELEASE AGREEMENT
[EMPLOYEES AGE 40 OR OVER; INDIVIDUAL TERMINATION]

I understand and agree completely to the terms set forth in the Transaction Network Services, Inc. Executive Severance Benefit Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under my Proprietary Agreement.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its affiliates, and their parents, subsidiaries, successors, predecessors and affiliates, and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, provincial and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”) and the federal Employee Retirement Income Security Act of 1974 (as amended.

Notwithstanding the foregoing, I understand that the following rights or claims are not included in my Release: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or its affiliate to which I am a party; the charter, bylaws, or operating agreements of the Company or its affiliate; or under applicable law; or (b) any rights which cannot be waived as a matter of law. In addition, I understand that nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission or the Department of Labor, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding. I hereby represent and warrant that, other than the claims identified in this

B-1

paragraph, I am not aware of any claims I have or might have that are not included in the Release.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Plan for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not do so); (c) I have 21 days to consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven days following the date I sign this Release to revoke the Release by providing written notice to an officer of the Company; and (e) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth day after I sign this Release.

I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act, or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than 21 days following the date it is provided to me.

PARTICIPANT:

(Signature)

By:

Date:

B-2

EXHIBIT C

RELEASE AGREEMENT
[EMPLOYEES AGE 40 OR OVER; GROUP TERMINATION]

I understand and agree completely to the terms set forth in the Transaction Network Services, Inc. Executive Severance Benefit Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under my Proprietary Agreement.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its affiliates, and their parents, subsidiaries, successors, predecessors and affiliates, and its and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, provincial and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”), or the federal Employee Retirement Income Security Act of 1974 (as amended).

Notwithstanding the foregoing, I understand that the following rights or claims are not included in my Release: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or its affiliate to which I am a party; the charter, bylaws, or operating agreements of the Company or its affiliate; or under applicable law; or (b) any rights which cannot be waived as a matter of law. In addition, I understand that nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, or the Department of Labor, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding. I hereby represent and warrant that, other than the claims identified in this paragraph, I am not aware of any claims I have or might have that are not included in the Release.

C-1

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Plan for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have 45 days to consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven days following the date I sign this Release to revoke the Release by providing written notice to an office of the Company; (e) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth day after I sign this Release; and (f) I have received with this Release a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who were not terminated.

I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act, or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than 45 days following the date it is provided to me.

PARTICIPANT:

(Signature)

By:

Date:

C-2

EXHIBIT D

RELEASE AGREEMENT
[EMPLOYEES UNDER AGE 40]

I understand and agree completely to the terms set forth in the Transaction Network Services, Inc. Executive Severance Benefit Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under my Employee Proprietary Agreement.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its affiliates, and their parents, subsidiaries, successors, predecessors and affiliates, and its and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, provincial and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), or the federal Employee Retirement Income Security Act of 1974 (as amended).

Notwithstanding the foregoing, I understand that the following rights or claims are not included in my Release: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or its affiliate to which I am a party; the charter, bylaws, or operating agreements of the Company or its affiliate; or under applicable law; or (b) any rights which cannot be waived as a matter of law. In addition, I understand that nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, or the Department of Labor, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding. I hereby represent and warrant that, other than the claims identified in this paragraph, I am not aware of any claims I have or might have that are not included in the Release.

D-1

I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act, or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than 14 days following the date it is provided to me.

PARTICIPANT:

(Signature)

By:

Date:

D-2

EXHIBIT E

TRANSACTION NETWORK SERVICES, INC.

EXECUTIVE SEVERANCE BENEFIT PLAN

ERISA CLAIMS REVIEW PROCEDURE

1.                                      Applications for Benefits and Inquiries. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing by an applicant (or his or her authorized representative). The Plan Administrator is set forth in Section 7(d)7(d).

2.                                      Denial of Claims. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must provide the applicant with written or electronic notice of the denial of the application, and of the applicant’s right to review the denial. Any electronic notice will comply with the regulations of the U.S. Department of Labor. The notice of denial will be set forth in a manner designed to be understood by the applicant and will include the following:

(a)                                  the specific reason or reasons for the denial;

(b)                                  references to the specific Plan provisions upon which the denial is based;

(c)                                  a description of any additional information or material that the Plan Administrator needs to complete the review and an explanation of why such information or material is necessary; and

(d)                                  an explanation of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA following a denial on review of the claim, as described in Section 4.

The notice of denial will be given to the applicant within 90 days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional 90 days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial 90 day period.

The notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application.

3.                                      Request for a Review. Any person (or that person’s authorized representative) for whom an application for benefits is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within 60 days after the application is denied. A request for a review will be in writing and will be addressed to:

Transaction Network Services, Inc.

Attn: [ TBA]

11480 Commerce Park Drive, Suite 600

Reston, Virginia, VA 20191

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The applicant (or his or her representative) will have the opportunity to submit (or the Plan Administrator may require the applicant to submit) written comments, documents, records, and other information relating to his or her claim. The applicant (or his or her representative) will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim. The review will take into account all comments, documents, records and other information submitted by the applicant (or his or her representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

4.                                      Decision on Review. The Plan Administrator will act on each request for review within 60 days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional 60 days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial 60 day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the review. The Plan Administrator will give prompt, written or electronic notice of its decision to the applicant. Any electronic notice will comply with the regulations of the U.S. Department of Labor. In the event that the Plan Administrator confirms the denial of the application for benefits, in whole or in part, the notice will set forth, in a manner designed to be understood by the applicant, the following:

(a)                                  the specific reason or reasons for the denial;

(b)                                  references to the specific Plan provisions upon which the denial is based;

(c)                                  a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim; and

(d)                                  a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA.

5.                                      Rules and Procedures. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant’s own expense.

6.                                      Exhaustion of Remedies. No legal action for benefits under the Plan may be brought until the applicant (i) has submitted a written application for benefits in accordance with the procedures described by Section 1, (ii) has been notified by the Plan Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 3, and (iv) has been notified that the Plan Administrator has denied the appeal. Notwithstanding the foregoing, if the Plan Administrator does not respond to an applicant’s claim or appeal within the relevant time limits specified in this Section 11, the applicant may bring legal action for benefits under the Plan pursuant to Section 502(a) of ERISA.

7.                                      Other Plan Information.

(a)                                  Employer and Plan Identification Numbers. The Employer Identification Number assigned to the Company (which is the “Plan Sponsor” as that term is used in ERISA) by the Internal Revenue Service is [INSERT]. The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is [525].

(b)                                  Ending Date for Plan’s Fiscal Year. The date of the end of the fiscal year for the purpose of maintaining the Plan’s records is December 31.

(c)                                  Agent for the Service of Legal Process. The agent for the service of legal process with respect to the Plan is:

Transaction Network Services, Inc.

Attn: [TBA]

11480 Commerce Park Drive, Suite 600

Reston, Virginia, VA 20191

(d)                                  Plan Sponsor and Administrator. The “Plan Sponsor” and the “Plan Administrator” of the Plan is:

Transaction Network Services, Inc.

Attn: [TBA]

11480 Commerce Park Drive, Suite 600

Reston, Virginia, VA 20191

The Plan Sponsor’s and Plan Administrator’s telephone number is [INSERT]. The Plan Administrator is the named fiduciary charged with the responsibility for administering the Plan.

8.                                      Statement of ERISA Rights.

Participants in the Plan (which is a welfare benefit plan sponsored by The Company) are entitled to certain rights and protections under ERISA. If you are a Participant, you are considered a participant in the Plan for the purposes of this Section 88 and, under ERISA, you are entitled to:

Receive Information About Your Plan and Benefits

(a)                                  Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites, all documents governing the Plan and a copy of the latest annual report (Form 5500 Series), if applicable, filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration;

(b)                                  Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan and copies of the latest annual report (Form 5500 Series), if applicable, and an updated (as necessary) Summary Plan Description. The Plan Administrator may make a reasonable charge for the copies; and

(c)                                  Receive a summary of the Plan’s annual financial report, if applicable. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

Prudent Actions By Plan Fiduciaries

In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer, your union or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA.

Enforce Your Rights

If your claim for a Plan benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report from the Plan, if applicable, and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

If you have a claim for benefits that is denied or ignored, in whole or in part, you may file suit in a state or federal court.

If you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

Assistance With Your Questions

If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C.

20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.